ASSET SALE CONSULTING AGREEMENT

THIS AGREEMENT is made as of the 22nd day of November, 2002,


                           B E T W E E N:

          HARRY J. SANTORO, an individual resident at 215
          West Main Street, Maple Share, New Jersey, 08052,

                             - and -

          STEPHEN M. ROBINSON, an individual resident at 126
          Wharton Court, Shamong, New Jersey, 08088,

          (the foregoing parties being hereinafter collectively referred to as the "Consultants")

                             - and -

          INTELISYS AVIATION SYSTEMS U.S.A. INC. (formerly "Apta Holdings, Inc."), a corporation incorporated under the laws of the State of Delaware, having its principal office at 815 Bombardier Street, Shediac, New Brunswick, E4P 1H9 (the "Company")

WHEREAS as of the date hereof the Company acquired, through its wholly-owned subsidiary Intelisys Acquisition Inc., all of the issued and outstanding shares of Convergix Inc.("Convergix") pursuant to an agreement between the Company, Convergix, Intelisys Acquisition Inc., Intelisys (Nova Scotia) Company, the Consultants and Ralph Eisenschmid dated November 22, 2002 (the "Share Exchange Agreement");

AND WHEREAS the Company intends to pursue as its business the business currently carried on by Convergix and desires to dispose of its current assets which are not related to that business;

AND WHEREAS the Company desires to retain the Consultants to dispose of said assets on behalf of the Company, and the Consultants desires to provide those services to the Company upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE WITNESS that in consideration of the respective covenants, conditions, warranties and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) it is agreed by and between them as follows:

              ARTICLE  1 -  APPOINTMENT AND DUTIES

1.1 The Company hereby retains the Consultants as its agents with limited authority to sell all of the personal property, chooses in action, intangible or intellectual property (including patents, copyrights, trade-marks, trade names or licenses), and all other assets of whatsoever nature owned or purportedly owned by the Company ("Assets"), including the shares of all of its subsidiaries, other than any Assets acquired pursuant to the Share Exchange Agreement. The parties agree and acknowledge that the Consultants are not otherwise agents of the Company and shall have no authority to bind the Company except to the extent and for the limited purpose set out in this section.

1.2 The Consultants agree to effect the sale of the Assets within three (3) months from the date hereof.

1.3 The proceeds of the sale of the Assets shall be used to repay all liabilities, debts, accounts payable and other monetary obligations of the Company incurred prior to the date hereof or in connection with the Share Exchange Agreement (the "Indebtedness").

1.4   The  Consultants hereby agree that if the proceeds  of  the sale of the Assets are not sufficient to repay all of the Indebtedness, the Consultants shall pay to the Company the amount by which the Indebtedness exceeds the proceeds of said sale.
Upon the execution of this Agreement, the Consultants shall execute and deliver to the Company a guarantee to that effect in the form attached as Schedule "Q" to the Share Exchange Agreement.

1.5 In providing their services under this Agreement, the Consultants shall use their best efforts and dedicate sufficient time and energy to seeking out and finding buyers for the Assets and negotiating the best terms for the sale of the Assets. The Consultants may carry on other business and to provide similar services to other persons, subject only to the standard of service specified in this section and the Consultants' confidentiality obligations under Article 4 below.

1.6 The parties agree and acknowledge that the Consultants are independent contractors and not employees of the Company.
Nothing  in  the  Agreement  shall  be  deemed  to  require   the
Consultants to provide services exclusively to the Company and the Consultants hereby acknowledge that the Company is not required and shall not be required to make any remittances and payments required of employers by statute or otherwise on the Consultants' behalf, and the Consultants or any of their agents or employees shall not be entitled to the fringe benefits provided by the Company to its employees.

                ARTICLE 2 - TERM AND TERMINATION

2.1 The engagement of the Consultants hereunder shall, unless earlier terminated as provided for herein, be for a period of three (3) months commencing on the date hereof (the "Term").

                    ARTICLE 3 - COMPENSATION

3.1 As compensation for finding buyers for the Assets and negotiating with them, the Consultants shall be entitled to a fee equal to the amount by which the proceeds of the sale of Assets exceed the Indebtedness to be repaid, if any.

                       ARTICLE 4 - GENERAL

4.1 The headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

4.2 All notices, requests, demands and other communications hereunder must be made in writing and will be deemed to have been duly given if delivered by courier, sent by prepaid registered mail addressed to the addressee at the address appearing on the first page hereof or to such other address as may be given in writing by the Party, or sent by facsimile transmission to the fax number of the addressee given below or to such other fax number as may be given in writing by the Party:

(a)  to the Company: (506) 533-1470

     with a copy to:

     Carbonaro Stewart Kligerman Sugar LLP
     Barristers and Solicitors
     390 Bay Street, Suite 1600
     Toronto, Ontario, M5H 2Y2
     Tel.:     (416) 368-2500
     Fax: (416) 368-0909

(b)  to the Consultants: (856) 727-0128

     with a copy to:

     Stephen M. Robinson, Esq.
     Stephen M. Robinson, P.A.
     126 Wharton Court
     Shamong, New Jersey, 08088
     Tel.:          (856) 596-8660
     Direct Tel.:   (856) 268-0588
     Fax:      (856) 596-8662
     Direct Fax:    (856) 268-5615

Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by courier shall be deemed to be received on the next Business Day following the deposit of the communication with the courier service. Any notice sent by prepaid registered mail shall be deemed to be received on the fifth (5th) day other than a Saturday, Sunday or statutory holiday in New Brunswick, following the deposit of the communication in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication may not be mailed but must be given by personal delivery or by electronic communication. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the date of its transmission if transmitted before 4:30 p.m. (Toronto time), and on the next Business Day following the date of its transmission if transmitted after that time.

4.3  Time shall be of the essence of this Agreement.

4.4 This Agreement may not be modified, supplemented or amended except by instrument in writing signed by the parties hereto or by their respective successors or permitted assigns. No waiver of any of the provisions of this Agreement, in whole or in part, by either party shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.5 If any covenant or provision herein contained is prohibited in whole or in part in any jurisdiction, such covenant or provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining covenants and provisions hereof therein and shall, as to such jurisdiction, be severed from this Agreement to the extent of such prohibition.

4.6 All monetary amounts referred to herein shall, unless specifically stated otherwise, refer to the lawful currency of the United States of America.

4.7 This Agreement shall not be assigned or transferred, in any manner whatsoever, by the Consultants.

4.8 This Agreement shall be construed and enforced in accordance with, and the respective rights of the parties shall be governed by, the laws of the State of New Jersey and the federal laws of the United States of America applicable therein.

4.9 The Parties acknowledge that this provision shall serve as notice to each party of being advised to arrange for such independent legal advice with respect to this Agreement, each of the matters herein and the implications thereof, as each party may independently deem necessary, and that each party has either obtained such independent legal advice or waives the right thereto by signing this Agreement.

4.10 This Agreement, as modified, supplemented or amended from time to time, along with any agreements or other documents to be delivered pursuant hereto, sets forth the entire agreement and understanding of the parties in respect of the matters contemplated herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

4.11 The parties hereto shall with reasonable diligence do all such things and provide its reasonable assurances as may be required to complete the transactions contemplated herein, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, whether before or after the execution hereof.

4.12 This Agreement may be executed by the Parties hereto in one or more counterparts by original or facsimile signature, each of which when so executed shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.


____________________________  _____________________________________
Witness                       Harry J. Santoro

____________________________  _____________________________________
Witness                       Stephen M. Robinson


                              INTELISYS  AVIATION  SYSTEMS  U.S.A
                              INC.


                              Per: ___________________________
                                   Authorized Signing Officer
                              I   have  authority  to  bind   the
                              corporation.